UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 13, 2007

(Date of earliest event reported)

MF Global Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-5950

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

MF Global Ltd. (the “Company”) is furnishing the following “supplementary data” in connection with the filing of its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007 (“Form 10-Q”). The supplementary data furnished below should be read in conjunction with the financial statements and accompanying notes found in the Form 10-Q. All references to “we”, “us” or “our”, refer to the Company and its consolidated subsidiaries.

Supplementary Data

We describe our primary services, products, clients, trading markets and geographic regions below. To illustrate the diversity of our business model, we present supplementary data regarding the approximate percentage of our revenues, net of interest expense and transaction-based expenses (“net revenues”), derived from each major type of our primary services, products, clients, trading markets and geographic regions. While some of our net revenues can be allocated based on our financial records, such as the mix of our net revenues allocated to our primary services and geographic areas, others cannot without making certain significant estimates and assumptions. In terms of estimating our net revenues attributable to our primary products, trading markets and client mix, we continue to automate the analysis through a common database, which includes feeds from our trading systems, as well as adjustments and estimates. Management believes these estimates are reasonable based on historical experience, but they are not precise or definitive. Please keep this in mind as you consider the allocation estimates and other supplementary data presented below. These estimates may not be indicative of our future mix of business.

Primary Services

We provide three primary types of services to our clients: execution-only services, matched-principal execution services and clearing services. We are able to provide these services to clients either as a bundled package (both execution and clearing are included) or separately (execution-only service, but not clearing service or vice versa), depending upon our clients’ needs.

For the three months ended September 30, 2007, our estimated percentage of net revenues derived from each of our services is attributed as follows: 31% to execution-only services, 26% to matched-principal execution services, 20% to cleared commissions, 20% to cleared interest and 11% to “other”, which represents other revenues and interest earned on our capital structure. Our estimated percentage of net revenues attributable to cleared commissions represents cleared commissions revenues, net of execution and clearing fees and sales commissions. Our estimated percentage of net revenues attributable to cleared interest represents net interest income earned on client balances and other financing activities related to our client relationships.

Matched-principal execution also reflects a reclassification of prior periods to conform to our current period presentation, in which the total return of equity swaps entered into as part of a matched equity hedge is reflected in principal transactions rather than interest income.

Execution-Only

For purposes of the estimated percentages presented above, execution-only services refer to revenues we generate by executing client trades on an agency basis for a wide array of listed and OTC derivatives and cash products. We typically execute client trades on an agency basis by directing the order to an appropriate exchange or OTC market where the client’s order is matched with a corresponding order that has been placed by a counterparty and then, in the case of a listed product, posted to the exchange. Once executed, the trade is then settled, or cleared, either by us or another clearing broker selected by the client via one of the processes described below under “—Cleared Commissions and Interest”. Alternatively, for many OTC trades that are not cleared, the trade is settled directly between parties. We generate revenue from our execution-only services by charging our clients a commission for each trade we execute on their behalf. In some cases, we may act as agent for both parties to the trade and charge a commission to each of them.

We provide execution-only services to our clients both over the phone, which is known as voice broking, and through our online platforms. Execution of liquid contracts has increasingly moved away from traditional voice broking to online broking in recent years, as a growing number of brokers have provided online platforms that allow clients to execute trades electronically without having to speak directly with a broker. Our clients continue to use our voice broking services for more complicated trades.

Matched-Principal Execution

For purposes of the estimated percentages above, matched principal execution refers to revenues generated by executing trades for various listed and OTC derivatives and cash products on a matched-principal basis. We execute orders on a matched-principal basis by entering into one side of a client trade and primarily entering into an offsetting trade with another party contemporaneously as described below. We provide matched principal execution services for various listed and OTC derivatives and cash products. As with agency-executed trades, matched-principal trades, once executed, are cleared as described below under “—Cleared Commissions and Interest”.

When we execute a trade on a matched-principal basis, we interact with both sides of the trade and are able to charge a combined markup that usually exceeds the commission we would otherwise earn from one side only. Accordingly, matched-principal execution is more profitable to us per trade, and we intend to increase the portion of the trades we execute on that basis where circumstances permit, such as trades involving metals, foreign exchange products and fixed income securities and in European markets where internal execution on a matched-principal basis is permitted by law.

By entering into offsetting trades contemporaneously, we minimize our exposure to the risk that market prices might change before the trade is completed. Because of our significant order flow and the liquidity in our trading markets generally, we are usually able to find an appropriate offsetting trade relatively quickly, often within minutes and generally during the same trading day. These offsetting trades may differ from the client trades in some respects, such as duration or other terms, and thus, while we seek to offset most of the market risk associated with the client trades, we do not do so entirely. In addition to these matched-principal trades, we enter into principal transactions in order to hedge our corporate exposure to foreign currency and interest rate risk and to manage our liquid corporate assets, and these trades are not always fully offset by matching trades on the other side of the market. In general, however, except for corporate hedging and investment management transactions, we enter into transactions for our own account in response to client demand and to facilitate their trades, and not for directional purposes. As a result, our daily value-at-risk measure, as determined under our risk-management model, has traditionally been relatively low. See Part I, Item 3, “Quantitative and Qualitative Disclosures about Market Risk—Value-At-Risk” in our Form 10-Q.

Cleared Commissions and Interest

For purposes of the estimated percentages above, we generate cleared commissions by acting as the clearing firm for clients that use us to execute their orders, as well as for clients that use other executing brokers or execute their orders directly on the exchange. In some cases, we act as the clearing firm for both parties to the trade. Derivatives trades executed on an exchange are generally cleared through a central clearinghouse. We provide clearing services for both exchange traded derivatives and those executed in the OTC markets, and our role in each is described briefly below.

We act as a clearing firm for clients that execute trades in futures and options on exchanges where we are approved as a clearing member. These include all major futures and options exchanges in the United States and overseas markets. On exchanges, trades are cleared through a central clearinghouse, which intermediates a trade by becoming a counterparty to both sides, but requires approved clearing members to act on behalf of the parties. When we act as a clearing firm, we are responsible for the performance of our client to the clearinghouse and are required to have our client maintain margin—liquid collateral—in its account with us at all times while the client has an open position with the clearinghouse. While the clearinghouse specifies the minimum level of margin required, we can and do set higher margin levels for our clients, as described in Part I, Item III, “Quantitative and Qualitative Disclosures About Market Risk—Credit Risk” in our Form 10-Q. For futures trading, each day the clearinghouse marks to market the parties’ open positions on the executed trade and requires the clearing firms to make payments on the parties’ behalf as necessary to reflect any increase or decrease in the value of their open positions. We make and receive these payments to and from the clearinghouse on our clients’ behalf on a daily basis by debiting and crediting the appropriate client accounts with us. If any of these debits reduces the margin in a client’s account below the minimum level we specify, we require the client to post additional margin in its account through a process known as a margin call.

In the OTC markets, in contrast, trades historically have been settled on a principal-to-principal basis—that is, the counterparties have posted collateral and settled any changes in their respective open positions directly with one another, without any clearinghouse or clearing firm acting as intermediary. As a result, we have traditionally not provided clearing services for OTC products. However, as these markets have evolved and many OTC contracts now have standardized terms, we and other market participants have begun to provide clearing services for a growing number of OTC derivative trades. In these trades, we may act as clearing firm for one or both of the parties, and a clearinghouse may or may not act as intermediary. If a clearinghouse is involved, our clearing services will be similar to those we provide when clearing listed trades. If no clearinghouse is involved, we will be responsible for our client’s performance directly to the other party or its clearing firm, and we will require our client to maintain margin, will mark its positions to market and will settle any differences with the other party or its clearing firm in a manner similar to that which applies when we clear listed trades. The principal difference between OTC and exchange clearing is that, if there is no clearinghouse involved and the other party has its own clearing firm, we will be exposed to the risk of default by the other clearing firm. Consequently, we limit our dealings with OTC clearing firms to those firms whose credit status we have evaluated and determined to be satisfactory.

We believe that client demand for clearing services for OTC derivatives trades is growing, and we intend to capitalize on that demand to increase our clearing services in the OTC market, where margins are typically higher than margins in the listed markets.

Primary Products

We provide our clients with three primary types of products: exchange-traded derivatives, OTC derivatives and cash market products. We classify all of the foreign currency, cash equity and cash fixed income products we provide our clients as cash products. OTC trades cleared through exchanges are classified as exchange-traded derivatives. We provide these services through dedicated broker teams focused on particular trading markets.

For the three months ended September 30, 2007, our estimated percentage of net revenues derived from each of our primary products is attributed as follows: 67% to exchange-traded derivatives, 14% to OTC derivatives and 19% to cash markets. This allocation excludes unallocable interest and revenues received from client balances, as well as certain unallocable other revenues.

Exchange-Traded Derivatives

For purposes of the estimated percentages above, exchange-traded derivatives refer to client trades we execute in exchange-traded derivatives, both on an agency and, in some markets outside the United States, on a matched-principal basis. Exchange-traded derivatives also refer to clearing services that we provide to our clients and their counterparties if we are acting as a clearing broker. The principal trading markets for which we execute and clear exchange-traded derivatives include interest rate products, equities and commodities. The products that generate the largest trading volumes for us include futures and options linked to interest rates, equities, energy and metals. The principal exchanges on which we execute futures and options trades include the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Mercantile Exchange in the United States, Eurex, Euronext.Liffe, ICE Futures and London Metals Exchange in Europe and the Sydney Futures Exchange and Singapore Exchange in the Asia/Pacific region (among other exchanges).

Managing client and counterparty default risk is an essential part of our business. The two principal means by which we manage the default risks involved with listed products are clearinghouses and margin accounts. As described above, exchange-traded derivatives are typically cleared through a clearinghouse. Clearinghouses assume the default risk posed by each member broker to the other by guaranteeing the performance of each side of the trade, thereby eliminating any default risk that member brokers on each side of a trade would otherwise pose to one another. As a result, clearing trades through a clearinghouse enables us to eliminate the default risk posed by our member broker counterparties and limit our primary risk to that posed by a potential default by our own clients. Margin accounts are the principal means by which we manage this risk. Exchanges require clients to maintain minimum amounts of collateral in margin accounts to secure their performance obligations on their open positions. Consistent with our disciplined approach to risk management, we monitor each client’s open positions and related risk of default closely and, where we believe it is appropriate, adjust our clients’ margin requirements above the minimum amounts set by the exchanges in an effort to ensure that each client’s collateral is sufficient, in our view, to support their open positions.

In addition to providing credit protection, the funds clients deposit with us as margin for their trading activities also provide us with an important source of revenue, as we are able to earn interest income on the cash balances in many of our clients’ margin accounts. We also earn interest income from providing custodial services and collateralized financing arrangements to our clients, including stock lending activities and resale and repurchase agreements. We maintain client custodial accounts and provide our clients with loans secured by the assets in their account. We earn interest income by charging our clients interest on the amount of financing we provide to them.

OTC Derivatives

For purposes of the estimated percentages above, OTC derivatives refer to execution services we provide on both an agency and a matched-principal basis for a wide array of OTC derivatives, including forwards, options, swaps and other derivative products, subject to applicable laws and regulations. We also have the capability to design OTC derivative products that can be tailored to meet our clients’ individual investment needs, subject to applicable laws and regulations. For example, we were a prominent early provider of contracts for differences (“CFDs”), which are OTC derivatives that are linked to a listed equity security or index to enable purchasers to establish long or short exposures to equity securities for which there is no existing listed futures market. Our design capabilities also extend to vanilla OTC swaps that replicate exchange-traded contracts, longer-dated swaps that enable clients to establish exposures beyond the settlement dates of typical exchange-traded derivatives and customized options with a variety of payout profiles. The principal OTC markets in which we execute derivatives trades include energy, other commodities and equities.

Cash Products

For purposes of the estimated percentages above, cash products refer to trades we execute and clear for a broad array of cash products, including listed equity securities, debt securities—i.e., non-derivative securities—and foreign exchange products on both an agency and a matched-principal basis. The cash product trades we execute involve (1) listed equities, (2) U.S. Treasury securities and corporate bonds traded in the OTC markets and (3) OTC foreign exchange contracts and spot transactions. We clear and settle many of these products for our clients. U.S. equities are cleared by the Depository Trust & Clearing Corporation, and U.S. Treasuries are cleared by The Fixed Income Clearing Corporation. Foreign exchange transactions do not go through a clearinghouse but are settled on a bilateral basis between the counter parties. The equity trades we execute principally involve stocks listed on major U.S. and European exchanges and, to a lesser extent, various exchanges in the Asia/Pacific region, including exchanges in Australia, Singapore and India. We primarily execute trades for U.S. Treasury securities and foreign exchange products in the major U.S. and European OTC markets.

Primary Clients

As our business has expanded into new trading markets, we have broadened our client base both through internal development of execution and clearing services targeted at different clients and through acquisitions. We do not manage our business according to specific types of clients, but rather regard our client base as a whole that enables us to provide access to derivatives and cash products for all types of clients and potential clients. We believe that receiving order flow from a diverse client base helps us provide efficient execution across a broad range of products, trading markets and regions. At March 31, 2007, we provided service to over 130,000 client accounts that have been active in the prior 12 months, including a diverse group of institutional clients, hedge funds and other asset managers, professional traders and private clients worldwide. We classify individuals’ accounts managed by a third party as private clients.

Management’s estimates related to the percentage of net revenues derived from our primary clients remain materially unchanged for the six month period ended September 30, 2007 from the fiscal period ended March 31, 2007. We estimated our percentage of net revenues derived from our primary clients was attributable as follows: approximately 40% to institutions, approximately 20% to hedge funds and other asset managers, approximately 20% to private clients, with the remainder to a mix of professional traders and other clients. We do not believe that there has been a material change in our mix of net revenues attributable to our primary clients from March 31, 2007. We will continue to refine our analysis of this data and our assumptions and estimates underlying these allocations.

Institutions

For purposes of the estimated percentages above, institutions include financial institutions, corporations and omnibus accounts where other broker dealers use us as a clearing broker. This client group has grown in recent years, driven in part by an increase in the number of corporate clients we service as they have increased their focus on risk management.

Hedge Funds and Other Asset Managers

For purposes of the estimated percentages above, hedge funds and other asset managers include managers of mutual funds, commodity trading advisors and other investment advisors. Hedge funds also include an array of specialist alternative investment companies. The number and influence of hedge funds and other asset managers in the derivatives and cash brokerage industry have increased significantly in recent years, and these clients comprise an important portion of our client base.

Our asset manager client base includes large mutual funds in the United States and Europe, and our hedge fund client base includes many of the largest hedge funds, as well as a number of growing funds,

throughout the world. Our most significant asset manager client has historically been Man Investments Ltd, based in London and regulated by the FSA, which is a subsidiary of Man Group plc. We provide execution and clearing services for a number of investment products that are managed by AHL, the managed futures program managed by Man Investments Ltd. For the three and six months ended September 30, 2007, investment products managed by Man Investments accounted for 2.0% of our net revenues.

We also provide brokerage services for several investment products managed by entities that are partially owned by Man Group, which accounted for approximately 0.4% and 0.5% of our net revenues for the three and six months ended September 30, 2007, respectively.

Professional Traders

For purposes of the estimated percentages above, professional traders include individual professional traders and proprietary trading firms, some with exchange memberships. Individual professional traders may be either local floor traders or professional electronic traders. Local floor traders are individual members of derivatives exchanges who trade for their own account (market makers) on the floors of exchanges and professional electronic traders are individual clients trading electronically from dedicated facilities built to service their needs. Locals serve an important role in the market as liquidity providers for the exchanges of which they are members by providing order flow and adding liquidity to the markets. As floor-based trading migrates to electronic platforms, local traders have also tended to transition to the use of electronic platforms. Professional traders are typically high volume clients who require an operating platform that provides them rapid execution at a low cost, resulting in lower transaction fees and using minimal capital. We have strong relationships with a number of professional trading groups in Europe, North America and the Asia/Pacific region. We believe we play a leading role in providing professional traders in Europe, North America and the Asia/Pacific region with online access to equities, interest rates, commodities and foreign exchange markets around the world. We believe that professionals will play an increasingly meaningful role in the future as trading markets become increasingly automated. Locals are well suited to the development of off-the-floor trading locations, which provide them with direct access to electronic markets and enable us to continue to benefit from the order flow and commissions they generate. We also believe they facilitate long-term opportunities such as internalization.

Private Clients

For purposes of the estimated percentages above, private clients are typically experienced individual investors with individual or joint trading and investment accounts for speculation and hedging, individuals setting up trading corporations and high net worth individuals. Private clients also include any of the above accounts managed by a third party. Through internal initiatives and a series of acquisitions, we have in recent years developed a significant private client business. We have significant private client teams in North America, Europe and Asia. Some of our private client business is generated through a network of introducing brokers who direct futures and options order flows from the private client segment to us for execution and clearing. We operate a number of well recognized brand names that serve private clients.

Primary Trading Markets

We execute and clear our products in a number of markets. Our primary trading markets include interest rate products, equities, foreign exchange, energy, metals and agricultural or other commodities. We classify currency futures within foreign exchange markets and equity futures within equity markets.

Management’s estimates related to the percentage of net revenues derived from our primary trading markets remain materially unchanged for the six month period ended September 30, 2007 from the fiscal period ended March 31, 2007. We estimated our percentage of net revenues derived from our primary trading markets was attributable as follows: approximately 30% to equity-related products, approximately 30% to interest rate products, approximately 10% to foreign exchange, with the remainder to a mix of commodities, including metals, energy and agricultural and other. It is important to note that these estimates are represented as a percentage of our net revenues, which excludes net interest income we earn on cash assets held. We do not believe that there has been a material change in our mix of net revenues attributable to our primary trading markets from March 31, 2007. We will continue to refine our analysis of this data and our assumptions and estimates underlying these allocations.

Equity-Related Products

For purposes of the estimated percentages above, equity-related products refers to execution and clearing services we provide on an agency and, where permitted, matched-principal basis for both listed and OTC equity-linked derivatives and cash securities. Equity-linked derivatives and cash equity securities represent a large and growing market. Equity-linked derivatives include futures, options, CFDs and other derivatives whose underlying value is related to the price of one or more stocks, baskets of stock or stock indices. These derivatives may relate to domestic or foreign companies, funds, indices or other investment vehicles. Equity-linked derivatives and cash equity securities are actively traded both on exchanges and in the OTC markets. We principally trade equity-linked derivatives and cash equity securities on major exchanges and OTC markets in the United States and Europe, as well as certain exchanges in India, Singapore, Hong Kong, Australia and other markets in the Asia/Pacific region.

We also provide global direct market access facilities for our cash securities clients in the United States, Europe and the Asia/Pacific region. Direct market access facilities enable clients—primarily institutions—to bypass a broker’s trading desk and access multiple trading venues directly, execute trades and then route the trade to us for clearing. This access enables these clients to access multiple liquidity pools, control the execution of their trades and reduce the brokerage commission for each trade. We also provide equity research on European and Asian companies from our U.K. and Indian offices.

We have leveraged the equity-linked derivative products that we have developed to increase the amount of liquidity and services we offer. For example, we believe that CFDs have become a preferred product among a large number of alternative asset managers in Europe, Australia and other regions. The significant amount of trading activity created by our clients that trade CFDs has enabled us to create and maintain a substantial pool of liquidity on the London Stock Exchange and other exchanges. In addition, we provide stock lending services, which has created an additional source of revenue.

Our primary clients for equity-linked derivatives and cash securities are institutions, asset managers and private clients. They are serviced by our equity trade execution teams in London, Paris, New York, Chicago, Sydney, Mumbai and Singapore. Our acquisition of the client accounts and other assets from regulated subsidiaries of Refco, Inc. established our client base and presence in the Indian listed equities markets. The principal equities exchanges of which we are members include the NASDAQ, the London Stock Exchange, the National Stock Exchange of India and the Bombay Stock Exchange. The principal equity options exchanges of which we are members include the Chicago Board Options Exchange, Boston Options Exchange, Philadelphia Stock Exchange, American Stock Exchange, International Securities Exchange, Eurex, Euronext, Hong Kong Exchange, the National Stock Exchange of India and the Bombay Stock Exchange. Client demand for equity-linked derivatives and cash equity securities is driven by overall macroeconomic conditions and to a lesser extent by new methods that lower cost of execution.

Interest Rate Products

For purposes of the estimated percentages above, interest rate products refers to execution and clearing services we provide both with respect to listed and OTC interest rate securities and derivatives. The interest rate derivatives and cash securities market is one of the largest markets in the world. The interest rate products we trade include futures, options and swaps related to interest rates as well as cash products such as U.S. Treasury securities. Interest rate products are the most commonly traded type of derivatives and are actively traded both on exchanges and in the OTC markets.

We also engage in interest rate prime brokerage to complement our position in other interest rate products. Prime brokerage is an industry term referring to specialized services provided by brokers to institutions as a bundled package. The services we provide include execution, clearing, client financing, securities lending and other administrative services. In addition, we offer these clients wholesale access to the cash, bond, repurchase agreements and futures markets through an integrated online platform. The revenue we earn from prime brokerage activities consists of commissions for our services, interest income on client custodial accounts and markups from principal transactions.

Our principal clients for interest rate derivative products include institutions such as financial institutions, corporations, hedge funds and other asset managers and professional traders seeking either to make speculative investments or to hedge their exposure to interest rate fluctuations. Clients in interest rate cash products, such as U.S. Treasury securities, are typically seeking investments with significant liquidity and relatively lower risk. Client demand for—and trading volumes of—interest rate derivatives and cash products are related to movements in interest rates and the volatility of interest rates as well as other factors.

Our principal interest rate trading desks are located in London, Chicago, New York, Singapore, Paris and Sydney. We offer our clients around-the-clock access to the principal exchanges and OTC markets through which interest rate futures and other interest rate instruments are traded throughout the world, including the Chicago Board of Trade, the Chicago Mercantile Exchange, the Bourse de Montreal, Eurex, Euronext.Liffe and the SFE division of the Australian Stock Exchange.

Foreign Exchange

For purposes of the estimated percentages above, foreign exchange refers to the foreign exchange brokerage services we provide primarily on a matched-principal basis. When a client places an order, we take the other side of the trade for our own account and contemporaneously (often within minutes and generally on the same trading day) enter into an offsetting trade with another party, who is typically a dealer or market maker. By serving as the counterparty to each of the buyer and the seller in these transactions, we enable our client and their counterparty to trade on an anonymous basis.

Most foreign exchange trades are conducted on non-listed markets. We generate revenue by charging our client a mark up, or spread, in lieu of a commission over the amount we pay to the market maker on the other side of each foreign exchange transaction. While we have historically conducted many of our foreign exchange trades over the telephone, we now conduct the majority (by value) through online platforms, many of which are proprietary platforms operated by large financial institutions, as clients believe they provide greater price transparency and competitive pricing. Foreign exchange trades executed through online platforms, generate revenues from commissions and, in some cases, from spreads or mark ups. To meet this demand, we have developed online foreign exchange trading platforms, which have experienced significant growth since their launch and service a growing number of our clients.

Our clients in the foreign exchange market represent all segments of our customer base seeking to enter into speculative or arbitrage transactions or to limit their exposure to currency fluctuations. Our clients are able to access our electronic foreign exchange execution and clearing platform, which we launched in early 2006. We believe our clients value the fact that we are not engaged, or affiliated with any entities that are engaged, in commercial banking activities as well as the anonymity we provide them when engaging in such trades. Client demand for foreign exchange derivatives is driven by relative fluctuations in currency values and price volatility, among other factors. Our foreign exchange trade execution teams are located primarily in New York, London, Sydney, Singapore, Hong Kong and Tokyo. The trading markets for foreign exchange instruments include the interbank market worldwide and, to a lesser extent, the foreign exchange derivative products listed on various exchanges.

Metals

For purposes of the estimated percentages above, metals refer to futures, options, forward sale agreements and other types of instruments for both precious and non-precious metals. Metal derivatives are traded both on exchanges and in the OTC markets. We are one of 11 designated “ring dealing” members of the world’s largest metals exchange, the London Metal Exchange, which enables us to offer our clients special trading access and other rights on the London Metal Exchange. We are also a member of the Commodity Exchange Inc., a division of the New York Mercantile Exchange. In this market, we provide execution and clearing services and contract administration for certain futures, options and OTC products. We also work with our clients to develop risk management and trading strategies and offer our clients extensive market research materials.

Our primary clients for metal derivatives include a wide range of producers, consumers, manufacturers and dealers who buy and sell physical metal products they need to operate their businesses as well as asset managers seeking to take on price risk. Client demand for metal derivatives contracts is driven by market volatility, consumption levels and supply, among other factors. These traders typically elect for financial settlement of their trades. Our metals trade execution teams are located principally in New York and London.

Energy

For purposes of the estimated percentages above, energy refers to derivative contracts we execute in energy commodities, including numerous types of arrangements, such as futures, options and forward sale agreements, for a wide array of energy products, such as crude oil, natural gas, heating oil, gasoline, propane, electricity and other energy commodities. These derivatives are traded both on exchanges and in the OTC markets. We have a leading market position in exchange-listed and OTC-traded energy derivatives. We have consistently been ranked as the leading provider (by volume) of clearing and execution services on both the New York Mercantile Exchange and ICE Futures, and we have augmented our U.S. exchange-traded natural gas futures business with a New York-based OTC desk. The energy derivatives market has grown significantly in recent years.

Our primary clients for energy derivatives include oil companies, refineries and other enterprises seeking to ensure prices of various energy commodities they need to operate their businesses as well as asset managers seeking to enter into speculative or arbitrage transactions. Client demand for energy derivatives is driven by fluctuations or volatility in energy commodities prices and levels of energy consumption, growth in online market access, demand for corporate hedging and the growth in the asset management industry, among other factors. Like many other types of derivatives, energy derivatives may be settled by physical delivery or financial settlement. Clients elect physical or financial settlement depending upon their underlying purpose. Our energy trade execution teams are located principally in New York, London, Singapore and Australia. The leading energy exchanges and OTC markets include the IntercontinentalExchange, the New York Mercantile Exchange and ICE Futures.

Agricultural and Other Commodities

We offer our clients access to a number of agricultural commodities markets such as the grain futures and options markets in the United States and the tropical commodities markets listed in the United States, the United Kingdom and India. We provide our clients clearing, execution and a number of other services to meet their risk-management needs. We generate revenue by charging a commission for each of these services. In addition, we offer structured OTC products on a matched-principal basis that are customized to satisfy individual client needs. Our primary clients include producers, consumers, dealers and asset managers.

Primary Geographic Regions

We execute trades for clients located in three principal geographic regions: Europe, North America and the Asia/Pacific region. Our operations in each region are organized to service the institutions, hedge funds and other asset managers, professional traders and private clients located in that region. In most regions in which we operate, we execute trades involving a wide range of products on a number of trading markets. Our acquisition of the Refco assets extended our reach in North America by strengthening our U.S. operations and establishing a presence in Canada. In addition, our acquisition of the Refco assets established our presence in India and increased our footprint in Singapore and Taiwan. The acquisition of FXA Securities Ltd. enhanced our presence in Japan and represents an opportunity to roll out a retail foreign exchange platform to all of the Asia Pacific region and Europe. There are a number of countries in which we do not currently maintain offices but conduct a significant amount of business. For example, based on information gathered by our management with respect to participants in that industry, we believe that, despite the fact that we do not have an office in China, we are a leading provider of financial risk-management products to the Chinese metals industry. We service these clients though our offices in London, Hong Kong and Sydney.

Because the central aim of our integrated business model is to provide each of our clients brokerage services that encompass any and all combinations of our products and trading markets, we seek to develop our business in each geographic region by providing local clients access to global markets and providing global clients access to the local markets. For example, we are focused on increasing the number of clients in the Asia/Pacific region— for whom we can execute and clear trades in Europe or North America as well as the Asia/Pacific region—and providing our clients in Europe and North America with increased access to the exchanges in the Asia/Pacific region.

For the three months ended September 30, 2007, our estimated percentage of net revenues derived from each of the primary geographic regions in which we execute trades for clients is attributed as follows: 49% to North America, 39% to Europe and 12% to the rest of the world (primarily the Asia/Pacific region). The percentage of our net revenues derived from Europe and North America has shifted to a higher percentage of our net revenues derived from North America which was driven primarily by interest earned on our capital structure and the impact of being a Bermuda-based company. Net revenues have been attributed to geographic areas based on the location of the relevant office.

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The information included in this Form 8-K is considered to be “furnished” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

Date: November 13, 2007	By:	/s/ Amy S. Butte
Amy S. Butte
Chief Financial Officer